Exhibit 5.1

HUNTON & WILLIAMS LLP 1445 ROSS AVENUE SUITE 3700 DALLAS, TX 75202 TEL (214) 979-3000 FAX (214) 880-0011

Client No. 70131.000008

August 31, 2015

General Motors Financial Company, Inc.

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

Re:        Legality of Securities to be Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for General Motors Financial Company, Inc., a Texas corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) relating to the issuance, in one or more offerings, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of securities consisting of the following: (i) one or more series of senior debt securities (the “Senior Debt Securities”) to be issued pursuant to an Indenture, in the form filed as Exhibit 4.3 to the Registration Statement, to be entered into between the Company and the trustee party thereto (the “Senior Indenture”), and one or more supplements thereto, or officers’ certificates and resolutions of the Board of Directors of the Company, in each case establishing the terms of each such series; (ii) one or more series of subordinated debt securities (the “Subordinated Debt Securities,” and together with the Senior Debt Securities, the “Debt Securities”) to be issued pursuant to an Indenture, in the form filed as Exhibit 4.4 to the Registration Statement, to be entered into between the Company and the trustee party thereto (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”), and one or more supplements thereto, or officers’ certificates and resolutions of the Board of Directors of the Company, in each case establishing the terms of each such series; and (iii) any guarantees of any particular series of the Debt Securities (the “Guarantees”) by AmeriCredit Financial Services, Inc., a Delaware corporation (the “Guarantor”), to be issued pursuant to such Indentures, if provided in one or more supplements thereto or officers’ certificates and resolutions of the Board of Directors of the Company, in each case establishing the terms of such series of Debt Securities and Guarantee. The Debt Securities will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a form of prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”) in connection with each offering of Debt Securities. This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K under the Securities Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Debt Securities.

August 31, 2015

In connection with this opinion, we have examined originals or reproductions or certified copies of such records of the Company and the Guarantor, certificates of officers of the Company and the Guarantor and of public officials and such other documents as we have deemed relevant and necessary for the purpose of rendering this opinion, including, among other things:

(i) the Registration Statement;

(ii) the Amended and Restated Certificate of Formation of the Company, as amended to the date hereof and currently in effect, certified by the Secretary of State of the State of Texas;

(iii) the Amended and Restated Bylaws of the Company, as amended to the date hereof and currently in effect, certified by the Secretary of the Company;

(iv) the Certificate of Incorporation of the Guarantor, as amended to the date hereof and currently in effect, certified by the Secretary of State of the State of Delaware;

(v) the Bylaws of the Guarantor, as amended to the date hereof and currently in effect, certified by the Secretary of the Guarantor;

(vi) the form of Senior Indenture (including Guarantee);

(vii) the form of Subordinated Indenture (including Guarantee);

(viii) a Certificate of Fact from the Secretary of State of the State of Texas and a Statement of Franchise Tax Account Status from the website of the Texas Comptroller of Public Accounts with respect to the Company, each dated as of a recent date;

(ix) a Certificate of Existence and Good Standing issued by the Secretary of State of the State of Delaware with respect to the Guarantor;

(x) certain resolutions of the Board of Directors of the Company relating to the filing of the Registration Statement, the issuance and sale of the Debt Securities and related matters; and

(xi) certain resolutions of the Board of Directors of the Guarantor relating to the filing of the Registration Statement, the registration of the Guarantees and related matters.

August 31, 2015

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the accuracy, completeness and authenticity of certificates, records and statements of public officials, (iv) the legal capacity of natural persons, (v) the genuineness of signatures not witnessed by us, (v) that each of the Debt Securities, the Guarantees, the Indentures and supplements thereto, and other agreements or instruments governing the Debt Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (vi) that each of the Documents will be duly authorized, executed and delivered by the parties thereto, (vii) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company and the Guarantor, enforceable against each of them in accordance with their respective terms, and (viii) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

We have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company, the Guarantor and others as to factual matters without having independently verified such factual matters. In our capacity as your special counsel in connection with the Registration Statement, we have been advised of the proceedings taken and proposed to be taken by you in connection with the authorization of the Indentures and the issuance and sale of the Debt Securities. For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be completed timely in the manner presently proposed and that the terms of each issuance of the Debt Securities will otherwise be in compliance with law.

We are opining herein as to the internal laws of the States of New York and Texas and the Delaware General Corporation Law, and we express no opinion with respect to the applicability thereto or the effect thereon, of the laws of any other jurisdiction. The Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to the Debt Securities, when (a) the applicable Indenture has been (i) duly authorized by all necessary corporate action of Company, (ii) duly executed and delivered by the Company, and (iii) duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), (b) the Registration Statement becomes effective pursuant to the Securities Act, (c) the specific terms of a particular series of Debt Securities have been duly established in accordance with such Indenture and authorized by all necessary corporate action of the Company, and (d) such Debt Securities have been duly executed and issued by the Company, duly authenticated by

August 31, 2015

the trustee and duly delivered by or on behalf of the Company against payment therefor in accordance with the applicable Indenture and in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and such corporate action, such Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. With respect to any Guarantees, when (a) the applicable Indenture has been (i) duly authorized by all necessary corporate action of the Company, (ii) duly executed and delivered by the Company, and (iii) duly qualified under the TIA, (b) the Registration Statement becomes effective pursuant to the Securities Act, (c) the specific terms of a particular series of Debt Securities have been duly established in accordance with such Indenture and authorized by all necessary corporate action of the Company, (d) such Debt Securities have been duly executed and issued by the Company, duly authenticated by the trustee and duly delivered by or on behalf of the Company against payment therefor in accordance with the applicable Indenture and in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and such corporate action, and (e) the specific terms of a particular Guarantee of such series of Debt Securities by the Guarantor have been duly established in accordance with such Indenture and authorized by all necessary corporate action of the Guarantor and the applicable Guarantee has been duly executed and delivered by the Guarantor, such Guarantee will be a legally valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

The opinions set forth above are subject to the qualification that the validity and enforceability of the Company’s obligations under the Indentures and the Debt Securities, and the Guarantor’s obligations under any Guarantees, may be subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) general principles of equity (whether considered in a proceeding at law or in equity) and (iii) concepts of materiality, unconscionability, reasonableness, impracticability or impossibility of performance and any implied covenant of good faith and fair dealing. We express no opinion regarding any provision of the Indentures or any Guarantee that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provisions of applicable law or any provision that permits holders to collect any portion of the stated principal amount upon the acceleration of the Debt Securities to the extent determined to constitute unearned interest. In addition, we express no opinion on the enforceability of any provision in the Indentures regarding indemnification to the extent it violates public policy of the State of New York, or any federal law or regulation, or to the extent it purports to provide that a party shall be indemnified for its own negligence, bad faith, gross negligence or willful misconduct.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus which forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is

August 31, 2015

required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Hunton & Williams LLP